                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 21, 1995, with respect to the financial statements of NOA Holding Company included in the Registration Statement (Form S-1) and related Prospectus of Universal Outdoor, Inc. for the registration of
$200,000,000 of   % Senior Subordinated Notes due 2006.



                                          /s/ ERNST & YOUNG LLP



Minneapolis, Minnesota



September 17, 1996